Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws
Amended and Restated Declaration of Trust dated as of April 16, 2013 is incorporated herein by reference to Exhibit(a) to Pre-Effective Amendment No. 1 to the Registrants Registration Statement on Form N-1A filed with the
 Securities and Exchange Commission on April 19, 2013 (Accession No. 0001193125 13 163090).
Amended and Restated By-Laws dated April 16, 2013 is incorporated herein by reference to Exhibit(b) to Pre-Effective Amendment No. 1 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange
Commission on April 19, 2013 (Accession No. 0001193125 13 163090).